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                                                                    EXHIBIT 23.1


[KPMG PEAT MARWICK LLP LOGO]


The Board of Directors
Wintrust Financial Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in Amendment No.2 to the Registration Statement.


                                       /s/ KPMG Peat Marwick LLP


Chicago, Illinois
September 21, 1998